Exhibit 10.29

Execution Version

CONSENT AND AGREEMENT

Dated as of December 20, 2002

made by and among

MISSISSIPPI LIGNITE MINING COMPANY,

CHOCTAW GENERATION LIMITED PARTNERSHIP,

SE CHOCTAW, L.L.C.,
as Owner Lessor

and

CITIBANK, N.A.,
as Lease Indenture Trustee

This CONSENT AND AGREEMENT (this "Consent and Agreement") dated as of December 20, 2002 is entered into by and among MISSISSIPPI LIGNITE MINING COMPANY , a Texas joint venture between The North American Coal Corporation and its wholly owned subsidiary, Red Hills Property Company L.L.C. (the "Contracting Party"), CHOCTAW GENERATION LIMITED PARTNERSHIP , a limited partnership duly organized and validly existing under the laws of the State of Delaware (the "Project Company") , SE CHOCTAW , L.L.C., a limited liability company duly organized and validly existing under the laws of the State of Delaware, (the "Owner Lessor") , and CITIBANK , N.A., in its capacity as Lease Indenture Trustee under the Lease Indenture referred to below (together with its successors in such capacity, the "Lease Indenture Trustee").

WHEREAS the Contracting Party and the Project Company are parties to a Lignite Sales Agreement dated as of April 1, 1998, as amended by the Letter Agreements dated February 1, 2001, September 21, 2001, December 10, 2001, April 29, 2002, July 19, 2002 and July 30, 2002, all between Contracting Party and the Project Company, and by Paragraph 2 of the Settlement Agreement and Release made and entered into as of October 17, 2002 between Contracting Party and the Project Company, and as it may be further amended from time to time (the "Lignite Sales Agreement");

WHEREAS in accordance with the terms of the Lignite Sales Agreement, the Contracting Party entered into a Subordinated Deed of Trust , Security Agreement and Financing Statement in favor of Jim B. Tohill, as Trustee for the benefit of the Project Company, dated as of September 17, 1998 and recorded September 24, 1998 in Mortgages Book 135, Pages 129-162 as it may be amended from time to time (the "Subordinated Deed of Trust”);

WHEREAS the Contracting Party, the Project Company and the Tennessee Valley Authority ("TVA") are parties to a Three-Way Arbitration Agreement dated as of April 1, 1998 (the "Three-Way Arbitration Agreement" and together with the Lignite Sales Agreement and Subordinated Deed of Trust, as each may heretofore or hereafter be amended, supplemented or modified and in effect from time to time, the "Assigned Agreements");

WHEREAS the Project Company intends to enter into a leveraged lease transaction pursuant to which, among other things: (i) the Owner Lessor will purchase from the Project Company, and the Project Company will sell and assign to the Owner Lessor, all of the Project Company's right, title and interests in the Project (as defined in Appendix A attached hereto), and (ii) the Owner Lessor will enter into a lease with the Project Company pursuant to which the Owner Lessor will lease the Project to the Project Company (the "Lease");

WHEREAS the Owner Lessor intends to fund a portion of the purchase price for the Project with non-recourse indebtedness that will be advanced to the Owner Lessor by certain pass through trusts as contemplated in the Participation Agreement (the "Participation Agreement ") to be entered into by and among the Project Company, the Owner Lessor, SE CHOCTAW II, L.L.C., a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Owner Participant"), and CITIBANK , N.A. in its capacity as the Pass Through Trustees and the Lease Indenture Trustee;

WHEREAS pursuant to the Security Agreement to be entered into between the Project Company and the Owner Lessor (the "Security Agreement") in connection with the leveraged lease transaction, the Project Company intends to assign, grant and pledge to the Owner Lessor a security interest in all right, title and interest of the Project Company in, to and under, among other things, the Lignite Sales Agreement and the Three-Way Arbitration Agreement as collateral security for the prompt and complete payment and performance of the obligations of the Project Company under the Operative Documents;

WHEREAS pursuant to the Assignment of Subordinated Deed of Trust to be entered into between the Project Company and the Owner Lessor and recorded in the public records of the State of Mississippi (the "Assignment of Subordinated Deed of Trust") in connection with the leveraged lease transaction, the Project Company will assign to the Owner Lessor as collateral security all the estate, right, title and interest of the Project Company in, to and under the Subordinated Deed of Trust, and all amendments, supplements, substitutions and renewals thereto; and

WHEREAS pursuant to the Indenture of Trust and Security Agreement, dated as of October 31, 2002 , between the Owner Lessor and the Lease Indenture Trustee (the "Lease Indenture") , the Owner Lessor will (i) issue notes to the Pass Through Trustees as evidence of the Owner Lessor's obligations under the Lease Indenture (the "Lessor Notes") and (ii) as collateral security for the prompt and complete payment and performance when due of the Owner Lessor's obligations under the Lessor Notes, pledge, assign, and grant to the Lease Indenture Trustee, pursuant to the Lease Indenture for the benefit of the Pass Through Trustees, a first lien and continuing first priority security interest in, among other things, all of the Owner Lessor's right, title and interest in the Assigned Agreements.

NOW, THEREFORE, for and in consideration of the mutual rights and obligations undertaken in this Consent and Agreement, the parties hereto agree as follows:

1.    Definitions. Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Appendix A hereto. Unless otherwise stated, references herein to any Person shall include its permitted successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities.

2.    Representations and Warranties. The Contracting Party hereby represents and warrants that:

(a)
The Contracting Party is a joint venture between The North American Coal Corporation and its wholly owned subsidiary Red Hills Property Company L.L.C. and is duly organized, validly existing and in good standing under the laws of the State of Texas. The Contracting Party is duly qualified to do business and is in good standing in all jurisdictions where necessary in light of the business it conducts and the property it owns and intends to conduct and own and in light of the transactions contemplated by the Assigned Agreements. No filing, recording, publishing or other act that has not been made or done is necessary or desirable in connection with the existence or good standing of the Contracting Party or the conduct of its business.

(b)
The Contracting Party has the full power, authority and legal right to execute, deliver and perform its obligations hereunder and under the Assigned Agreements. The execution, delivery and performance by the Contracting Party of this Consent and Agreement and the Assigned Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary member, corporate and shareholder action. This Consent and Agreement and the Assigned Agreements have been duly executed and delivered by the Contracting Party and constitute the legal, valid and binding obligations of the Contracting Party enforceable against the Contracting Party in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor's rights generally and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)
The execution, delivery and performance by the Contracting Party of this Consent and Agreement and the Assigned Agreements do not and will not (i) require any consent or approval of the board of directors or governing body of the Contracting Party or any shareholder, partner or member of the Contracting Party or of any other Person which has not been obtained and each such consent or approval that has been obtained is in full force and effect, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award having applicability to the Contracting Party or any provision of the joint venture agreement of the Contracting Party, (iii) conflict with, result in a breach of or constitute a default under any provision of the joint venture agreement or any resolution of the management committee of the Contracting Party or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Contracting Party is a party or by which the Contracting Party or its properties and assets are bound or affected or (iv) result in, or require the creation or imposition of, any Lien upon or with respect to any of the assets or properties of the Contracting Party now owned or hereafter acquired. The Contracting Party is not in violation of any such law, rule or regulation, order, writ, judgment, decree, determination or award referred to in clause (ii) above or its joint venture agreement or in breach of or default under any provision of its joint venture agreement or any material agreement, lease or instrument referred to in clause (iii) above.

(d)
All Governmental Approvals required for the execution, delivery or performance of this Consent and Agreement and the Assigned Agreements by the Contracting Party have been validly issued and duly obtained, taken or made, are not subject to any condition other than as set forth in such Governmental Approvals, and the compliance with such conditions as are set forth in such Governmental Approvals would not be inconsistent with the performance obligations of the Contracting Party under the Assigned Agreements, do not impose restrictions or requirements inconsistent with the terms hereof or of the Assigned Agreements, are in full force and effect and are not subject to appeal; provided, however, that the Contracting Party recognizes that some permits and approvals that are part of the Governmental Approvals are limited in scope of area or time and will require renewal or extension over the course of the term of the Assigned Agreements and which renewals or extensions the Contracting Party believes will be obtained in the ordinary course of business.

(e)
This Consent and Agreement and (assuming the due authorization, execution and delivery by, and binding effect on, the Project Company, the Owner Lessor and the Lease Indenture Trustee) the Assigned Agreements are in full force and effect.

(f)
There is no action, suit or proceeding at law or in equity by or before any Governmental Authority, arbitral tribunal or other body now pending or to the best knowledge of the Contracting Party, threatened against or affecting the Contracting Party or any of its properties, rights, assets or condition (financial or otherwise) which (i) if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) question the validity, legality, binding effect or enforceability hereof or of the Assigned Agreements or any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby, other than, in the case of clauses (i) and (ii) above, those actions, suits or proceedings at law or in equity listed on Schedule A hereto.

(g)
The Contracting Party is not in default under any material covenant or obligation under the Assigned Agreements, and no such default has occurred prior to the date hereof. To the knowledge of the Contracting Party and except as described on Schedule B hereto, the Project Company is not in default under any material covenant or obligation of the Assigned Agreements and, after giving effect to the assignment of the Assigned Agreements, and after giving effect to the acknowledgment of and consent to such assignments by the Contracting Party, there exists no event or condition which would constitute a default, or which would, with the giving of notice or lapse of time or both, constitute a default under the Assigned Agreements. The Contracting Party has no knowledge of any conditions precedent to the effectiveness of the Assigned Agreements that have not been satisfied, and will not make any claims that any such conditions precedents have not been satisfied or waived; provided however, that the Contracting Party is not hereby waiving any defaults under the Assigned Agreements. The Assigned Agreements have not been amended, modified or supplemented in any manner other than as described in the Recitals hereto.

(h)
This Consent and Agreement and the Assigned Agreements constitute and include all agreements entered into between the Contracting Party and the Project Company relating to, and required for the consummation of, the transactions contemplated by this Consent and Agreement and the Assigned Agreements.

3.    Consent and Agreement. The Contracting Party hereby consents to the assignment of the Assigned Agreements, and acknowledges and agrees that:

(a)
The Contracting Party hereby consents to (i) the assignment by the Project Company pursuant to the Security Agreement of all its right, title and interest in, to and under the Lignite Sales Agreement and Three-Way Arbitration Agreement to the Owner Lessor as collateral security for the Project Company's obligations under the Operative Documents, (ii) the assignment by the Project Company pursuant to the Assignment of Subordinated Deed of Trust of all the estate, right, title and interest of the Project Company in, to and under the Subordinated Deed of Trust, and all amendments, supplements, substitutions and renewals thereto, to the Owner Lessor as collateral security for the Project Company 's obligations under the Operative Documents, and (iii) the assignment by the Owner Lessor pursuant to the Lease Indenture of all its right, title and interest in, to and under the Security Agreement and the Assignment of Subordinated Deed of Trust (and, consequently, the Assigned Agreements) to the Lease Indenture Trustee as collateral security for the Owner Lessor's obligations under the Operative Documents.

(b)
The Owner Lessor or the Lease Indenture Trustee and any respective assignee thereof shall be entitled to exercise any and all rights of the Project Company under the Assigned Agreements in accordance with their terms upon and after the exercise by the Owner Lessor or the Lease Indenture Trustee, if applicable, of their rights as secured party under the Security Agreement and as assignee under the Assignment of Subordinated Deed of Trust and following written notice by the Owner Lessor or the Lease Indenture Trustee. Without limiting the generality of the foregoing, upon and after the exercise by the Owner Lessor or the Lease Indenture Trustee of their rights as secured party under the Security Agreement and as assignee under the Assignment of Subordinated Deed of Trust and following written notice by the Owner Lessor or the Lease Indenture Trustee, if applicable, the Owner Lessor or the Lease Indenture Trustee and any respective assignee thereof shall have the full right and power to enforce directly against the Contracting Party all obligations of the Contracting Party under the Assigned Agreements and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Project Company under the Assigned Agreements all in accordance with the terms of the Assigned Agreements and this Consent and Agreement.

(c)
The Contracting Party will not, without the prior written consent of the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or fully discharged, the Lease Indenture Trustee, (i) take any action to cancel, terminate or suspend payment or performance under, or consent to or accept any cancellation, termination or suspension of payment or performance under, the Assigned Agreements other than any such cancellation, termination or suspension of performance as is expressly provided for in the Assigned Agreements or under applicable law, (ii) materially amend, supplement or otherwise modify the Assigned Agreements or (iii) petition, request or take any legal or administrative action which seeks or may reasonably expected to accomplish the foregoing items (i) or (ii). In addition, the Contracting Party will not, without the prior written consent of each of the Owner Lessor and the Lease Indenture Trustee, take any action to cancel, terminate or suspend payment or performance under the Assigned Agreements as a result of a default or event of default thereunder unless (x) the Contracting Party shall have delivered to each of the Owner Lessor and the Lease Indenture Trustee written notice specifying the nature of the default giving rise to such right of cancellation, termination or suspension (and, in the case of a payment default, specifying the amount thereof) and permitted each of the Owner Lessor and the Lease Indenture Trustee to cure such default, and (y) the Owner Lessor or the Lease Indenture Trustee fails to cure such default within the longer of (i) the same cure period as is provided to the Project Company to cure such default, with such cure period to commence upon the giving of such notice to the Owner Lessor and the Lease Indenture Trustee, or (ii) 90 days after the date of such notice provided, however, in the case of a payment default by the Project Company which is not cured within the period specified in clause (i) of this sentence, the Contracting Party shall have the right to suspend performance of its obligations to sell and deliver lignite to the Project Company under the Lignite Sales Agreement until such payment default is cured. In furtherance of the foregoing, the Contracting Party agrees that, notwithstanding anything contained herein or in the Assigned Agreements to the contrary, upon the occurrence of a default under the Assigned Agreements that cannot by its nature be cured by the payment of money, the Contracting Party will not cancel or terminate the Assigned Agreements if, and for so long as, the Owner Lessor or the Lease Indenture Trustee, as applicable, shall be diligently seeking to cure such default or otherwise to institute foreclosure proceedings, or otherwise to acquire the Project Company's interest in the Assigned Agreements, and the Contracting Party shall grant the Owner Lessor or the Lease Indenture Trustee (as the case may be) a reasonable period of time to cure such default upon the occurrence of such foreclosure or acquisition.

(d)
The Contracting Party agrees to make all payments, if any, which are required to be made to the Project Company under the Assigned Agreements, directly to the Lease Indenture Trustee (or to the Owner Lessor, if the Lease Indenture Trustee has notified Contracting Party in accordance with this Consent and Agreement that the Lien of the Lease Indenture Trustee shall have been terminated and fully discharged) for deposit into the Revenue Account and the Project Company consents to this arrangement ; provided that if the Contracting Party fails to make any such payment directly to the Lease Indenture Trustee or the Owner Trustee, as provided in this paragraph, such failure shall not constitute a breach or default hereunder or under the Assigned Agreements.

(e)
The Contracting Party shall deliver to the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or fully discharged, to the Lease Indenture Trustee, at the addresses set forth on the signature pages hereof, or at such other address as the Owner Lessor or the Lease Indenture Trustee may designate in writing from time to time to the Contracting Party, concurrently with the delivery thereof to the Project Company, a copy of each material notice, request or demand given by the Contracting Party pursuant to the Assigned Agreements; provided that the failure to provide such notice shall not constitute a breach or default hereunder or under the Assigned Agreements; provided, further, however, any notice, alleging or claiming a default under the Assigned Agreements, sent from the Contracting Party directly to the Project Company shall not be effective against the Project Company, the Owner Lessor, or the Lease Indenture Trustee, until such time as the notice is delivered to the Owner Lessor and the Lease Indenture Trustee, if applicable.

(f)
In the event that the Owner Lessor, the Lease Indenture Trustee or their respective designee(s) succeeds to the Project Company's interest under the Assigned Agreements, whether by termination of the Lease, foreclosure or otherwise (a "Succession"), the Owner Lessor, the Lease Indenture Trustee or their respective designee(s), as appropriate in the circumstances, shall assume liability for all of the Project Company's obligations under the Assigned Agreements; provided however, that such liability shall not include any liability for claims of the Contracting Party against the Project Company (other than for payment defaults) arising from the Project Company's failure to perform during the period prior to the Owner Lessor's, Lease Indenture Trustee's or such designee(s)' succession, as the case may be, to the Project Company's interest in and under the Assigned Agreements. Except as otherwise set forth in the immediately preceding sentence, neither the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Noteholders (individually or collectively), shall be liable for the performance or observance of any of the obligations or duties of the Project Company under the Assigned Agreements, and the collateral assignment of the Assigned Agreements pursuant to the Security Agreement shall not give rise to any duties or obligations whatsoever on the part of any of the Owner Lessor, the Owner Participant, the Lease Indenture Trustee or the Noteholders, individually or collectively, owing to the Contracting Party.

(g)
Upon the exercise by the Owner Lessor or the Lease Indenture Trustee of any of their respective remedies set forth in the Lease, the Lease Indenture or the other Operative Documents, each of the Owner Lessor and the Lease Indenture Trustee may assign its rights and interests and the rights and interests of the Project Company under the Assigned Agreements to any purchaser or transferee of the Project (a "Transfer"), if such purchaser or transferee shall (i) assume all of the obligations of the Project Company under the Assigned Agreements, (ii) execute and deliver to the Contracting Party a written instrument under which it agrees to be bound by the provisions of the Assigned Agreements in all respects, and (iii) represent and warrant that the representations and warranties set forth in Section 11.02 of the Lignite Sales Agreement (or comparable representations) are true with respect to it as of the effective date of such transfer or assignment. Upon such assignment and assumption, the Owner Lessor or the Lease Indenture Trustee, as applicable, shall be relieved of all obligations under the Assigned Agreements arising after such assignment and assumption. In the event of a Transfer or a Succession, the Contracting Party will continue to perform its obligations under the Assigned Agreements in favor of the Owner Lessor, the Lease Indenture Trustee or their respective designee(s) or purchaser or transferee of the Project provided there is no outstanding event of default by Owner Lessor or the Lease Indenture Trustee under the Assigned Agreements which the Owner Lessor or the Lease Indenture Trustee (as the case may be) fails to cure within the applicable cure period provided herein or in the Assigned Agreements.

(h)
In the event that (i) any Assigned Agreement is rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding involving the Project Company or (ii) any Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding involving the Project Company or otherwise pursuant to Section 13.01(c), (d), (e) or (f) of the Lignite Sales Agreement and, if within 90 days after such rejection or termination, the Owner Lessor, the Lease Indenture Trustee or their respective designee(s) shall so request and shall certify in writing to the Contracting Party that it intends to perform the obligations of the Project Company as and to the extent required under any Assigned Agreement, and provided that all existing payment defaults have been cured, the Contracting Party will execute and deliver to the Owner Lessor, the Lease Indenture Trustee or such designee(s) a new Lignite Sales Agreement, Subordinated Deed of Trust or Three-Way Arbitration Agreement, which shall be for the balance of the remaining term under the original Lignite Sales Agreement, Subordinated Deed of Trust or Three-Way Arbitration Agreement, as applicable, before giving effect to such rejection or termination and shall contain the same conditions, agreements, terms, provisions and limitations as the original Lignite Sales Agreement, Subordinated Deed of Trust or Three-Way Arbitration Agreement (except for any requirements which have been fulfilled by the Project Company and the Contracting Party prior to such rejection or termination). References in this Consent and Agreement to the "Assigned Agreements" shall be deemed also to refer to the new Lignite Sales Agreement, Subordinated Deed of Trust or Three-Way Arbitration Agreement.

(i)
In the event that the Owner Lessor, the Lease Indenture Trustee or their respective designee(s), or any purchaser, transferee, grantee or assignee of the interests of the Owner Lessor, the Lease Indenture Trustee or their respective designee(s) in the Project assume or become liable under the Assigned Agreements (as contemplated in subsection (f), (g) or (h) above or otherwise), liability in respect of any and all obligations of any such party under the Assigned Agreements shall be limited solely to recourse against such party (except that there shall be no such recourse against the Lease Indenture Trustee) and such party's interest in the Project (and no officer, director, employee, shareholder or agent thereof shall have any liability with respect thereto).

(j)
Except as provided in Sections 3(c), 3(d), 3(e), and 4 and unless and until the Contracting Party receives a Default Notice, the Contracting Party shall deal exclusively with the Project Company in connection with the performance of the Contracting Party's obligations under the Assigned Agreements. From and after such time as the Contracting Party receives a Default Notice and until a Transfer, the Contracting Party shall (a) so long as the Lessor Notes issued by the Owner Lessor are outstanding, deal exclusively with the Lease Indenture Trustee or the entity appointed by the Lease Indenture Trustee (if such entity has been so appointed) in connection with the performance of the Contracting Party's obligations under the Assigned Agreements, and (b) from and after such time as the Lessor Notes issued by the Owner Lessor are no longer outstanding and all obligations thereunder have been satisfied, deal exclusively with the Owner Lessor or the entity appointed by the Owner Lessor (if such entity has been so appointed) in connection with the performance of the Contracting Party's obligations under the Assigned Agreements.

4.    Arrangements Regarding Payments. Subject to the proviso in Section 3(d), all payments to be made by the Contracting Party to the Project Company under the Assigned Agreements shall be made in lawful money of the United States, directly to the Lease Indenture Trustee (or the Owner Trustee, as applicable, as provided in Section 3(d)), for deposit into the Revenue Account (Account No. 104482) at the principal office of the Lease Indenture Trustee at Citibank, N.A., 111 Wall Street, 14th Floor, Zone 3, New York, New York, 10043, Attention: John Byrnes, or to such other Person and/or at such other address as the Lease Indenture Trustee may from time to time specify in writing to the Contracting Party for application by the Lease Indenture Trustee in the manner contemplated in the Lease Indenture and the other Operative Documents, and shall be accompanied by a notice from the Contracting Party stating that such payments are made under the Assigned Agreements. The Project Company hereby consents to this arrangement.

5.    Miscellaneous.

(a)
No failure on the part of the Contracting Party, Project Company, the Owner Lessor, the Lease Indenture Trustee or any of their respective agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or an exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b)
All notices, requests and other communications provided for herein and under the Assigned Agreements (including, without limitation, any modifications of, or waivers or consents under, this Consent and Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Consent and Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

(c)
This Consent and Agreement may be amended, waived or modified only by an instrument in writing signed by the Project Company, Contracting Party, the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or fully discharged, the Lease Indenture Trustee, acting with the consent of the appropriate Noteholders; provided that no amendment, modification or waiver shall, unless by an instrument in writing signed by the Contracting Party, the Project Company, the Owner Lessor and, for so long as the Lien of the Lease Indenture has not been terminated or fully discharged, all of the Noteholders or by the Lease Indenture Trustee acting with the consent of all of the Noteholders, alter the terms of this Section 5(c). Any waiver shall be effective only for the specified purpose for which it was given.

(d)
This Consent and Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each of the Contracting Party, the Project Company, the Owner Lessor, the Owner Participant, and, for so long as the Lien of the Lease Indenture has not been terminated or fully discharged, the Lease Indenture Trustee and the Noteholders (provided, however, that the Contracting Party and the Project Company shall not assign or transfer their respective rights hereunder without the prior written consent of the other, the Owner Lessor and, so long as the Lien of the Lease Indenture has not been terminated or fully discharged, the Lease Indenture Trustee, except to a party to whom it transfers (and is entitled without the consent of the other, the Owner Lessor and the Lease Indenture Trustee to transfer) its rights under the Assigned Agreements).

(e)
This Consent and Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent and Agreement by signing any such counterpart. This Consent and Agreement shall become effective at such time as the Lease Indenture Trustee shall have received counterparts hereof signed by all of the intended parties hereto.

(f)
If any provision hereof is invalid and unenforceable in any jurisdiction , then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

(g)	Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Consent and Agreement.

(h)
EACH OF THE CONTRACTING PARTY, THE PROJECT COMPANY, THE OWNER LESSOR AND THE LEASE INDENTURE TRUSTEE HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS AND ANY COURT OF APPEALS THEREOF FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT. THE AGREEMENTS OF THE PARTIES HERETO ARE SOLELY FOR THE BENEFIT OF THE CONTRACTING PARTY, THE PROJECT COMPANY, THE OWNER LESSOR, THE OWNER PARTICIPANT, THE LEASE INDENTURE TRUSTEE AND THE NOTEHOLDERS, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE OWNER PARTICIPANT, THE NOTEHOLDERS AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

(i)	THIS CONSENT AND AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(j)
EACH OF THE CONTRACTING PARTY, THE PROJECT COMPANY, THE OWNER LESSOR, AND THE LEASE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT AND AGREEMENT OR THE ASSIGNED AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(k)
For purposes of this Consent and Agreement, the Contracting Party may conclusively presume that (i) the Lien of the Lease Indenture has not been terminated or fully discharged until the Contracting Party shall have received written notice of such termination or discharge from the Lease Indenture Trustee and (ii) the Lessor Notes issued by the Owner Lessor remain outstanding and all obligations thereunder have not been satisfied until the Contracting Party shall have received written notice from the Lease Indenture Trustee that the Lessor Notes are no longer outstanding and all obligations thereunder have been satisfied.

IN WITNESS WHEREOF, the undersigned by its representatives or officer duly authorized has caused this Consent and Agreement to be duly executed and delivered as of the date first written above.

MISSISSIPPI LIGNITE MINING COMPANY
By Its Joint Venturers:

THE NORTH AMERICAN COAL CORPORATION:

By:	/s/ Clifford R. Miercourt
Name:	Clifford R. Miercourt
Title:	President and Chief Executive Officer

Officer Address for Notices:

14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
Telecopier No.: (972) 387-1031
Telephone No.: (972) 239-2625
Attention: Thomas A. Koza
Vice President-Law and Administration, and Secretary

RED HILLS PROPERTY COMPANY L.L.C.:

By:	/s/ Thomas A. Koza
Name:	Thomas A. Koza
Title:	Manager

Address for Notices:
14785 Preston Road, Suite 1100
Dallas, Texas 75254-7891
Telecopier No.: (972) 387-1031
Telephone No.: (972) 239-2625
Attention: Manager

11

CHOCTAW GENERATION LIMITED PARTNERSHIP

By Choctaw Generation, Inc., as general partner

By:	/s/ Rachel W. Kilpatrick
Name:	Rachel W. Kilpatrick
Title:	Vice President and Treasurer

Choctaw Generation Limited Partnership
1177 West Loop South, Suite 900
South Houston, TX 77027
Telecopier No.: (713) 599-2858
Telephone No.: (713) 599-2656
Attention: General Counsel

SE CHOCTAW, L.L.C.,
as Owner Lessor
By: Wilmington Trust Company,
As Owner Manager

By:	/s/ W. Chris Sponenburg
Name:	W. Chris Sponenburg
Title:	Vice President

Address for Notices:

SE Choctaw, L.L.C.
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Telephone No.: (302) 651-1000
Facsimile No.: (302) 651-8882
Attention: Corporate Trust Administration

CITIBANK, N.A .,
as Lease Indenture Trustee

By:	/s/ John J. Byrnes
Name:	John J. Byrnes
Title:	Vice President

Address for Notices:

Citibank, N.A.
111 Wall Street
14th Floor, Zone 3
New York, New York 10043
Telephone No.: (212) 657-7838
Facsimile No.: (212) 657-3872
Attention: Global Agency & Trust

Appendix A to
Consent and Agreement

DEFINITIONS

"Default Notice" means a notice delivered to the Contracting Party by Owner Lessor or the Lease Indenture Trustee notifying the Contracting Party that a Lease Event of Default (as defined in the Lease) has occurred and is continuing and that the Owner Lessor or the Lease Indenture Trustee has elected to exercise their respective rights to terminate the Lease, or to exercise their respective rights and remedies with respect to repossession or sale of the Project in accordance with the Lease.

"Development" means, with respect to the Project, the ownership, occupation, construction, testing, starting, repair, operation, maintenance and use of the Project and the financing of the Project and the sale of electric power, steam or other products and by-products of the Project by the Project Company or its permitted successors or assigns.

"Facility" means a collective reference to (i) the approximately 440-megawatt nominally-rated coal-fired electric generating facility which has been constructed on the Facility Site by Bechtel Power Corporation, a Nevada corporation, and Becon Construction Company , Inc., a Texas corporation, and (ii) each of the other assets being transferred by the Project Company to the Owner Lessor pursuant to the Bill of Sale and Deed, but not including any Retained Assets (as defined in the Participation Agreement) .

"Facility Site" means the parcels of land described in Exhibit A to the Site Lease, and all rights of way, easements, permits and other appurtenances to such parcels, excluding any Released Interest (as defined in the Site Lease).

"Governmental Authority" means the government of the United States of America, or any political subdivision thereof, an state or local government, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Governmental Approval” means all authorizations , consents, approvals, waivers , exceptions, variances, franchises, permissions, filings, permits, orders, licenses, exemptions and declarations of or with any Governmental Authority and shall include those siting and operating permits and licenses, and any of the foregoing under any applicable environmental law, that are required for the use and operation of the Project.

"Lien" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

"Material Adverse Effect" means a material adverse effect on (a) the business, property, operations, financial condition, of the Contracting Party (b) the ability of the Contracting Party to perform any of its material obligations under the Consent and Agreement or the Assigned Agreements, or (c) the material rights of or benefits available to the Owner Lessor and the Lease Indenture Trustee under this Agreement or the Assigned Agreements.

"Noteholders" means holders of the Lessor Notes issued pursuant to the Lease Indenture, and shall include the holders of any certificates or similar instruments issued by any pass through trust that is the holder of a Lessor Note.

"Operative Documents" means the Participation Agreement, the Bill of Sale, the Deed, the Facility Lease, the Memorandum of Lease, the Site Lease, the Recognition Agreement, the Memorandum of Site Lease, the Site Sublease, the Memorandum of Site Sublease, the Assignment and Assumption Agreements, the Sub-Assignment and Assumption Agreements, the Notes, the Pass Through Trust Agreement, the Certificates, the Certificate Purchase Agreement, the Depositary Agreement, the Lessee LP Agreement, the Tax Indemnity Agreement, the OP Guaranty, the Equity Investor Guaranty, if any, the Indemnity Agreement, the Tractebel Parent Guaranty, the Facility Support Agreement, the Ash Disposal Agreement and the Security Documents (all as defined in the Participation Agreement).

"Person" means any individual, corporation, cooperative, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Project" shall mean the Facility, the Facility Site and all licenses, permits and easements and other real property interests and rights relating to the Facility or the Facility Site which are owned or leased by the Project Company or in which the Project Company has any rights, including, without limitation, any easements.

"Revenue Account" means Citibank, N.A. account number 104482, or any account established in substitution therefor pursuant to the terms of the Depositary Agreement (as defined in the Participation Agreement).

SCHEDULE A TO CONSENT AND AGREEMENT

Project Company's Failure to Pay Contracting Party's Invoices- See Schedule B

Charge of Discrimination filed by Bill C. Scott, Jr. with the Equal Employment Opportunity Commission, Charge No. 131A300 168

Contracting Party placed Mr. Scott on disability in the first half of 2002, because his diabetes prevented him from performing all of the essential functions of his position as a heavy equipment operator. At the Contracting Party's request, North Mississippi Medical Clinics had examined Mr. Scott and had recommended that he not operate heavy equipment, work rotating shifts or work alone because of his diabetes, all of which his job involved. After Mr. Scott went on disability, a job opening developed in the warehouse, and Mr. Scott asked to be placed in it. The Contracting Party declined to do so, because this position also involved shift work and required the candidate to work alone at times. Mr. Scott alleges that the Contracting Party's refusal to place him in the warehouse job violated the Americans with Disabilities Act. The Contracting Party believes that Mr. Scott's complaint is without merit.

Dispute with Tim Pruitt, et al. regarding Coal Lease

The lessors under a lease held by Contracting Party have refused to cash surface damage payment checks that the Contracting Party has issued to them, claiming that the payments did not properly compensate them for the value of trees the Contracting Party removed from their property to construct a sedimentation pond. The lessors were paid $19,825 for 30.5 acres of timber based on appraisals, but the lessors wanted $36,600. The lessors have notified the Contracting Party that if the Contracting Party does not pay them an amount they consider adequate for the trees removed and lease an additional tract from them, they will consider the existing lease to be terminated. The Contracting Party believes the existing lease is in full force and effect. The Contracting Party and the lessors are in negotiations for a lease covering the additional unleased tract and settlement of the issues relating to the existing lease and surface damage payments.

Dispute with Jerry Orr regarding Coal Lease

Mr. Orr is the lessor under a lease held by Contracting Party. He has refused to cash surface damage payment checks that Phillips Coal Company and the Contracting Party have sent him, claiming that Phillips Coal Company, from which the Contracting Party acquired the lease, failed to make a timely payment to extend the term of the lease. The Contracting Party has notified Mr. Orr that it considers the lease to be in full force and effect. Mr. Orr's interest under the lease covers 11.34 acres.

SCHEDULE B
TO CONSENT AND AGREEMENT

Project Company's Failure to Pay Invoices

The Project Company unilaterally has adjusted Contracting Party's invoices for lignite sold under the Lignite Sales Agreement and has failed to pay the full amounts invoiced in 2002 for Adjusted Power Component Price. As of September 30, 2002 the Project Company has failed to pay the sum of $503,044.79 to Contracting Party.

By written agreement, Project Company and Contracting Party agreed to extend until September 30, 2002 the time period in Section 18.01 of the Lignite Sales Agreement during which the parties are obligated to meet and engage in good faith discussions in an attempt to resolve their dispute with respect to the calculations of the Adjusted Power Component Price.

The parties have not been able to resolve this dispute, and Contracting Party notified Project Company by letter dated November 26, 2002 that Contracting Party was submitting this dispute to arbitration.